Exhibit 10.43

VIRGIN MEDIA INC. COMPANY SHARE OPTION PLAN

FORM OF APPROVED OPTION CERTIFICATE

Virgin Media Inc. 2010 Stock Incentive Plan (the “Plan”)

THIS IS TO CERTIFY THAT [NAME] of [ADDRESS] is the holder of an Option granted under Schedule A to the Plan (the “Schedule”) on January 28, 2011 (the “Date of Grant”) to acquire [NUMBER] Ordinary Shares in the capital of Virgin Media, Inc. at an Exercise Price of $[PRICE]* for each Ordinary Share.

The Option must be exercised in accordance with the Schedule and it is personal to the employee whose name appears above. Unless specifically provided in the Schedule the Option cannot be transferred, assigned, mortgaged, charged or otherwise disposed of.

If there is to be no charge to income tax and National Insurance contributions on the exercise of the Option then, in addition to complying with the Schedule, the exercise must take place:-

•	between the third and tenth anniversary of the Date of Grant (or earlier in certain ‘good leaver’ circumstances); and

•	at a time when the Schedule retains HMRC approval.

The Directors confirm that any power to veto the transfer of shares will not be used in any way to discriminate against the transfer of shares acquired pursuant to the terms of the Schedule. The shares acquired pursuant to the terms of the Schedule will not carry restrictions and will be freely tradable in the ordinary course.

The Option may be exercised by delivery to the Company of a written notice signed by the person entitled to exercise the Option, specifying the number of shares which such person wishes to purchase, together with a certified bank cheque or cash (or such other manner of payment as permitted by the Plan) for the aggregate option price for that number of shares and any required withholding (including a payment sufficient to indemnify the Company or any subsidiary of the Company in full against any and all liability to account for any tax, employee’s National Insurance contributions, or duty payable and arising by reason of the exercise of the Option).

VIRGIN MEDIA INC.

By:
Name:	Neil Berkett
Title:	Chief Executive Officer

THIS CERTIFICATE IS IMPORTANT AND SHOULD BE KEPT IN A SAFE PLACE

*	NOTE: - The Exercise Price and the number of Shares comprised in this Option may be varied in accordance with Part I of the Schedule. Notice of any such variation will be sent to Option Holders. - The terms and expressions used in this document shall have the meanings given to them in Part I of the Schedule. Where this document differs from Part I of the Schedule, the Schedule will take precedence.